Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated June 24, 2004 and June 28, 2002, except for Note 27 for which the date is July 14, 2003, relating to the financial statements of Frontline Ltd., which appear in Frontline Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the reference to us as experts under the heading "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS
Oslo, Norway
December 30, 2004